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Exhibit 10.81

Aerospace/Defense, Inc.
4838 Jenkins Avenue
North Charleston, SC 29405
Telephone: (843) 744-5174
Facsimile: (843) 747-4092
E-mail: garfinklel@intertechse.com

June 2, 2008

John F. Wall, III, Esquire
Vice President, Legal Affairs
Force Protection Industries, Inc.
9601 Highway 78
Ladson, SC 29456

  Re:
  Amendment to each of the following Leases between Aerospace/Defense, Inc. (the "Landlord") and Force Protection Industries, Inc. and Force Protection, Inc. (collectively, the "Tenant") (covering various buildings/sites located at the Landlord's industrial development situated in Ladson (Charleston County) South Carolina—extending the Initial Term from January 14, 2009 to March 31, 2009:

  1.
  Fourth Amended and Restated Industrial Lease (covering certain premises within Building No. 1) effective as of July 1, 2007;

  2.
  Office Lease dated June 1, 2005 (covering a portion of the Office Area in Building No. 1) last amended by First Amendment to Office Lease effective as of July 1, 2007;

  3.
  Industrial Lease dated July 13, 2004 (covering a portion of Building No. 2) last amended by Fourth Amendment to Lease effective as of November 1, 2007;

  4.
  Industrial Lease dated September 2, 2003 (covering Building No. 3) last amended by Second Amendment to Lease effective as of July 1, 2007; and

  5.
  (Ground Lease dated February 1, 2007 (covering the Ground Lease on which Building No. 6 has been built) last amended by First Amendment to Ground Lease effective as of July 1, 2007.

    (collectively, the "Leases" and individually a "Lease").

Dear Mr. Wall:

        Pursuant to Section 27K of the Leases (referencing amending each Lease), this letter, when signed by an authorized representative of each Tenant, shall serve as an amendment (the "Second Extension Amendment") to each of the Leases referenced above (as amended by Extension Amendment dated January 10, 2008).

        The Initial Term (as that term is defined in each such Lease) is hereby extended to and will expire on March 31, 2009.

        For clarification and avoidance of doubt, Section 2 of each Lease (with respect to extending the terms of each Lease) provides in part that the Tenant may extend its option to renew by notice in writing to the Landlord served at least six (6) months and not more than twelve (12) months prior to the end of the Initial Term or the then-current Option Period, as the case may be. Therefore, in order for the Tenant to exercise its option to extend the Initial Term of each Lease (should the Tenant so desire to exercise such right(s)) due to expire on March 31, 2009, as provided for in this Second

Extension Amendment, the Tenant must serve a notice in writing upon the Landlord no later than September 30, 2008.

        If this Second Extension Amendment or the signature page, as executed, is transmitted by one party to the other by facsimile transmission or electronic "pdf" transmission, such transmission shall be deemed an executed original of this Second Extension Amendment and of such signature.

        Except as modified by this Second Extension Amendment, the Leases remain unchanged.

        If the Tenants agree to the terms and provisions of this Second Extension Amendment, please have an authorized representative of each Tenant sign below and thereafter either fax or pdf to me the original hereof.

Aerospace/Defense, Inc.

By:	/s/ M. JERRY GARFINKLE M. Jerry Garfinkle
Its:	Senior Vice President

We agree to the above Second Extension Amendment

Force Protection Industries, Inc.		Force Protection, Inc.
By:	/s/ LENA RUTH MACDONALD	By:	/s/ LENA RUTH MACDONALD
Its:	Chief Strategy Officer, General Counsel and Corp Secretary 6/25/08	Its:	Chief Strategy Officer, General Counsel and Corp Secretary 6/25/08

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  Exhibit 10.81